Exhibit 99.1

Black Hills Corp. and NorthWestern Energy to Combine in All-Stock Merger to Create a Premier Regional Regulated Electric and Natural Gas Utility Company

Increased scale and business line diversity to result in a stronger, more resilient platform to safely, reliably, and cost-effectively meet customers’ rising energy needs

Merger expected to be accretive to each company’s EPS in the first year following the close of transaction

Combined company supports an increased long-term EPS target growth rate of 5% to 7%

Contiguous service territory with attractive growth profile expected to provide additional investment opportunities beyond each company’s current capital investment plan

Strong and predictable earnings and cash flows with more efficient access to capital to be credit-enhancing and support a high-quality credit profile, an enhanced ability to invest in critical infrastructure, and a strong and growing dividend

Veteran leadership team and complementary cultures with shared commitments to safety, reliability, and exceptional customer service provided by a highly skilled workforce

Companies to host joint conference call today at 6:30 a.m. MDT / 7:30 a.m. CDT / 8:30 a.m. EDT

RAPID CITY, SD and BUTTE, MT / SIOUX FALLS, SD — Aug. 19, 2025 – Black Hills Corp. (NYSE: BKH) and NorthWestern Energy Group, Inc. d/b/a NorthWestern Energy (Nasdaq: NWE) today announced that each company’s board of directors has unanimously approved a definitive agreement to combine in an all-stock, tax-free merger that will create a premier regional regulated electric and natural gas utility company with a pro forma market capitalization of approximately $7.8 billion and a combined enterprise value of $15.4 billion, based on each company’s closing stock price as of August 18, 2025.

Black Hills Corp. President and CEO, Linn Evans said, “We are excited to bring our two highly complementary companies together to create significant long-term value for customers, employees, shareholders, and the communities we serve. Our future success will be driven equally by the people, assets, and capabilities of both organizations. The combined company will have greater scale and financial strength to consistently deliver for customers across our service territories and invest at the pace and scale that today’s energy transformation demands. Our vision is to be the energy partner of choice for our customers, communities, and investors, and this merger will accelerate our ability to achieve this goal.”

NorthWestern Energy President and CEO, Brian Bird said, “Our merger with Black Hills will create a premier regional regulated utility company with a larger, more resilient platform consistent with mid-cap peers. Together, we will be better positioned to meet rising demand, accelerate investment in energy and grid infrastructure, and support customers and communities through a rapidly evolving energy landscape. NorthWestern and Black Hills are best-in-class operators, and we are confident that our closely aligned cultures and skilled workforces will enable us to successfully bring the companies together. We will remain a trusted energy partner to our customers and look forward to building a brighter future for the people, businesses, and communities we are privileged to serve.”

Transaction Terms

Under the terms of the agreement, NorthWestern shareholders will receive a fixed exchange ratio of 0.98 shares of Black Hills for each share of NorthWestern they own at the close of the transaction. The exchange ratio implies an approximately 4% premium based on the volume weighted average price of each company’s common stock since Black Hills and NorthWestern began discussing transaction terms in March 2025. Black Hills shareholders will continue to hold the same number of shares of the combined company that they hold of Black Hills immediately prior to the closing of the transaction. Upon completion of the merger, Black Hills shareholders will own approximately 56% and NorthWestern shareholders will own approximately 44% of the combined company on a fully diluted basis.

Compelling Strategic and Financial Rationale

•	Pure-play, regulated, vertically integrated utility with enhanced scale and diverse customer and fuel mix. The combined company will serve approximately 2.1 million customers across eight contiguous states -- Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota, and Wyoming. Its electric utility will serve approximately 700,000 customers and operate approximately 38,000 miles of electric lines and approximately 2.9 gigawatts of owned generation capacity fueled by a mix of thermal, hydro, and wind. Its natural gas utility will serve approximately 1.4 million customers and operate approximately 59,000 miles of natural gas lines. Over time, this increased scale is expected to drive operating and cost efficiencies across the combined enterprise.

•	Doubles rate bases and provides increased investment opportunities to meet rising energy demand, while ensuring competitive rates. The combination will double the size of each company’s rate base to a total of approximately $11.4 billion, with approximately $7.0 billion and $4.4 billion for electric and natural gas, respectively. Combined, the companies’ current investment plans from 2025 to 2029 exceed $7 billion and will be focused on building new electric and natural gas critical infrastructure to meet rising energy demand and advancing energy resilience in the regions where the combined company operates, while ensuring long-term competitive rates for customers. This level of investment is expected to increase following the combination as the combined company leverages its enhanced resources to make strategic investments that foster economic development in its expansive territories, including addressing the growing demand from data centers.

•	Constructive and diversified regulatory environment. Rate structures for the electric and natural gas businesses have supportive regulatory mechanisms that promote efficient recovery of capital and minimize regulatory lag. No single jurisdiction will represent greater than 33% of the combined business.

•	Increases long-term EPS target growth rate and accretive to each company. The combined company supports a long-term target EPS growth rate of 5% to 7%, greater than both Black Hills and NorthWestern on a standalone basis. The combination is expected to be accretive to each company’s EPS in the first year following the close of the transaction.

•	Strong and predictable cash flows and high-quality investment-grade profile. The combined company is expected to have substantial cash flows to support a customer-focused capital investment program and an ongoing strong investment-grade credit quality.

•	Strong and growing dividend. Both companies expect to maintain their existing dividend policies until the merger transaction is completed. Upon closing of the transaction and subject to market conditions and approval by the combined company’s board of directors, the combined company is expected to establish a dividend policy reflecting a prudent balance across return of capital, investing in growth, and balance sheet strength.

Delivering Benefits to All Stakeholders

Black Hills and NorthWestern believe that creating this multi-state utility platform is in the public interest.

•	Benefits that reach more customers and deliver more value. Both companies are recognized for their strong commitments to reliability and customer service. Together, customers will benefit from extending shared best practices across the combined service territory. Over time, the combined company is expected to benefit from process improvements, shared systems, and coordinated operations. The resulting operating and cost optimization will support continued investment in safety, reliability, and customer service, and deliver long-term value for customers.

•	Employer of choice with a highly skilled workforce. Led by industry veterans, the combined company will bring together talented teams that are focused on delivering safe, reliable, and cost-effective energy. As a larger and stronger organization, the combined company is expected to have an enhanced ability to retain, attract, and develop employees, including opportunities for career advancement, and will continue to be staffed and structured to meet the needs of its growing customer base. Consistent with each company’s goal of being an employer of choice, the combined company expects to continue providing competitive compensation and comprehensive benefits programs to employees.

•	Ongoing community support. The combined company will continue to be an active part of the communities we serve as we support customers with a local workforce of highly skilled, passionate, and dedicated employees. In addition to maintaining a strong local workforce, both companies have long-standing reputations as excellent corporate citizens, and the combined company will maintain support for civic and philanthropic organizations across its combined service area.

•	Advancing a clean energy future. The combined company will continue to work towards long-term emissions reduction as part of broader affordability, reliability, and sustainability commitments through investments in renewable energy sources, technological advancements, and modernizing infrastructure, among other initiatives.

Leadership, Governance, Headquarters, Combined Company Name

The leadership of the combined company will reflect the strengths and capabilities of both companies. Upon closing of the transaction, Mr. Bird will serve as Chief Executive Officer of the combined company; Marne Jones, Black Hills Senior Vice President and Chief Utility Officer, will serve as Chief Operating Officer; Crystal Lail, NorthWestern Chief Financial Officer, will serve as Chief Financial Officer; and Kimberly Nooney, Black Hills Senior Vice President and Chief Financial Officer, will serve as Chief Integration Officer. Linn Evans will continue serving as Chief Executive Officer of Black Hills through the close of the transaction, at which point he will retire.

The combined company’s 11-member board of directors will include six directors designated by Black Hills, and five directors designated by NorthWestern, including Mr. Bird and Linda Sullivan, Chair of the NorthWestern board. Steven Mills, Chair of the Black Hills board, will be Chair of the combined company’s board of directors.

The combined company will be headquartered in Rapid City, South Dakota, and will maintain a strong operational and leadership presence throughout the combined service territory, consistent with the practices of the companies prior to closing.

The combined company will have a new name and ticker symbol, to be determined prior to the close of the transaction. The operating companies are expected to maintain their current names at transaction closing.

Timing to Close and Approvals

The transaction is expected to close in 12 to 15 months, subject to customary closing conditions, clearance under the Hart-Scott Rodino Act, approval from each company's shareholders, and regulatory approvals, including approval from commissions in the three states in which both companies operate (Montana, Nebraska, South Dakota) and in Arkansas if required, as well as the Federal Energy Regulatory Commission.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Black Hills, and Faegre Drinker Biddle & Reath LLP is serving as legal advisor.

Greenhill, a Mizuho affiliate, is serving as exclusive financial advisor to NorthWestern, and Morgan, Lewis & Bockius LLP is serving as legal advisor.

Conference Call Information

Black Hills and NorthWestern will hold a joint investor conference call and webcast today at 6:30 a.m. MDT / 7:30 a.m. CDT / 8:30 a.m. EDT to discuss the transaction.

To participate by phone and ask a question during the live broadcast, participants can access the event directly at Black Hills and NorthWestern Conference Call. Please allow at least five minutes to register. Upon registration, dial-in information will be provided, including a personal identification number.

To access a listen-only webcast and view presentation slides, please register at Black Hills and NorthWestern Webcast. At the conclusion of the call, a replay of the broadcast will be available at this link and at Black Hills’ and NorthWestern’s investor relations websites for up to one year.

The live broadcast and associated presentation materials will be available on the investor relations section of each company’s website at ir.blackhillscorp.com and northwesternenergy.com/investors, as well as at www.BlackHillsNorthWesternBetterTogether.com, a new joint website dedicated to the merger.

About Black Hills Corp.

Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.35 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com, www.blackhillscorp.com/corporateresponsibility and www.blackhillsenergy.com.

Several of Black Hills Corp.'s subsidiaries do business as Black Hills Energy. As this trade name is the commonly recognized name by many of our customers and shareholders, Black Hills Energy and Black Hills Corp. are used interchangeably throughout communications with respect to the merger for ease of reference.

About NorthWestern Energy - Delivering a Bright Future

NorthWestern Energy Group, Inc., doing business as NorthWestern Energy, provides essential energy infrastructure and valuable services that enrich lives and empower communities while serving as long-term partners to our customers and communities. We work to deliver safe, reliable, and innovative energy solutions that create value for customers, communities, employees, and investors. We do this by providing low-cost and reliable service performed by highly-adaptable and skilled employees. We provide electricity and / or natural gas to approximately 800,000 customers in Montana, South Dakota, Nebraska, and Yellowstone National Park. Our operations in Montana and Yellowstone National Park are conducted through our subsidiary, NW Corp, and our operations in South Dakota and Nebraska are conducted through our subsidiary, NWE Public Service. We have provided service in South Dakota and Nebraska since 1923 and in Montana since 2002.

Forward Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the proposed transaction between Black Hills and NorthWestern Energy, including future financial and operating results (including the anticipated impact of the transaction on Black Hills’ and NorthWestern Energy’s respective earnings), statements related to the expected timing of the completion of the transaction, the plans, objectives, expectations and intentions of either company or of the combined company following the merger, anticipated future results of either company or of the combined company following the merger, the anticipated benefits and strategic and financial rationale of the merger, including estimated rate bases, investment opportunities, cash flows and capital expenditure rates and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. The forward-looking statements are based on Black Hills and NorthWestern Energy’s current expectations, plans and estimates. Black Hills and NorthWestern Energy believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Black Hills or NorthWestern Energy to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk of delays in consummating the potential transaction, including as a result of required regulatory and shareholder approvals, which may not be obtained on the expected timeline, or at all, (2) the risk of any event, change or other circumstance that could give rise to the termination of the merger agreement, (3) the risk that required regulatory approvals are subject to conditions not anticipated by Black Hills and NorthWestern Energy, (4) the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period, (5) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, including potential distraction of management from current plans and operations of Black Hills or NorthWestern Energy and the ability of Black Hills or NorthWestern Energy to retain and hire key personnel, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the outcome of any legal or regulatory proceedings that may be instituted against Black Hills or NorthWestern Energy related to the merger agreement or the transaction, (9) the risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (10) legislative, regulatory, political, market, economic and other conditions, developments and uncertainties affecting Black Hills’ or NorthWestern Energy’s businesses; (11) the evolving legal, regulatory and tax regimes under which Black Hills and NorthWestern Energy operate; (12) restrictions during the pendency of the proposed transaction that may impact Black Hills’ or NorthWestern Energy’s ability to pursue certain business opportunities or strategic transactions; and (13) unpredictability and severity of catastrophic events, including, but not limited to, extreme weather, natural disasters, acts of terrorism or outbreak of war or hostilities, as well as Black Hills’ and NorthWestern Energy’s response to any of the aforementioned factors.

Additional factors which could affect future results of Black Hills and NorthWestern Energy can be found in Black Hills’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and NorthWestern Energy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Black Hills and NorthWestern Energy disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

No Offer or Solicitation

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Information and Where to Find It

Black Hills intends to file a registration statement on Form S-4 with the SEC to register the shares of Black Hills’ common stock that will be issued to NorthWestern Energy stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of Black Hills and NorthWestern Energy that will also constitute a prospectus of Black Hills. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of Black Hills and NorthWestern Energy in connection with the proposed transaction. Additionally, Black Hills and NorthWestern Energy will file other relevant materials in connection with the merger with the SEC. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus when they become available (and any other documents filed with the sec in connection with the transaction or incorporated by reference into the joint proxy statement/prospectus) because such documents will contain important information regarding the proposed transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Black Hills or NorthWestern Energy through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Black Hills or NorthWestern Energy at investorrelations@blackhillscorp.com or travis.meyer@northwestern.com, respectively.

Before making any voting or investment decision, investors and security holders of Black Hills and NorthWestern Energy are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto (and any other documents filed with the SEC in connection with the transaction) because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Participants in Solicitation

Black Hills, NorthWestern Energy and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Black Hills and NorthWestern Energy in connection with the proposed transaction. Information regarding the directors and executive officers of Black Hills and NorthWestern Energy and other persons who may be deemed participants in the solicitation of the stockholders of Black Hills or of NorthWestern Energy in connection with the proposed transaction will be included in the joint proxy statement/prospectus related to the proposed transaction, which will be filed by Black Hills with the SEC. Information about the directors and executive officers of Black Hills and their ownership of Black Hills common stock can also be found in Black Hills’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on February 12, 2025, under the header “Information About Our Executive Officers,” and its Proxy Statement on Schedule 14A, which was filed on March 14, 2025, under the headers “Election of Directors” and “Security Ownership of Management and Principal Shareholders,” and other documents subsequently filed by Black Hills with the SEC. Information about the directors and executive officers of NorthWestern Energy and their ownership of NorthWestern Energy common stock can also be found in NorthWestern Energy’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on February 13, 2025, under the header “Information About Our Executive Officers” and its Proxy Statement on Schedule 14A, which was filed on March 12, 2025, under the headers “Election of Directors” and “Who Owns our Stock”. To the extent any such person's ownership of Black Hills’ or NorthWestern Energy’s securities, respectively, has changed since the filing of such proxy statement, such changes have been or will be reflected on Forms 3, 4 or 5 filed with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available.

Black Hills Corp. Contacts Media 24-hour Media Assistance 888-242-3969 Investors Sal Diaz (605) 399-5079 investorrelations@blackhillscorp.com	NorthWestern Energy Contacts Media Jo Dee Black 866-622-8081 jodee.black@northwestern.com Investors Travis Meyer (605) 978-2967 travis.meyer@northwestern.com